LNR Partners, LLC
ANNUAL STATEMENT OF COMPLIANCE
OF
LNR PARTNERS, LLC
The undersigned, Job Warshaw, being the President of LNR Partners, LLC (the "Special
Servicer"), as special servicer under the applicable Pooling and Servicing Agreement for the transactions listed on Schedule I hereto, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, on behalf of the Special Servicer, solely in his capacity as an authorized officer of the Special Servicer and not in his individual capacity, as follows:
1.
A review of the activities performed by the Special Servicer during the period commencing on January 1, 2015 and ending on December 31, 2015
(or any other shorter period set forth on Schedule I hereto) (the "Reporting
Period"), and of the Special Servicer's performance under the Pooling and
Servicing Agreement has been made under my supervision; and
2.
To the best of my knowledge, based on such review and using the applicable servicing criteria under Item 1122 of Regulation AB, the Special Servicer has fulfilled all of its obligations under the applicable Pooling and Servicing
Agreement in all material respects throughout the Repo1iing Period.
LNR PARTNERS, LLC,
a Florida limited liability company
By: /s/ Job Warshaw
Job Warshaw
President
Dated: February 23, 2016
1601 W a s h j n g t o n Av e n u e · .S u it e 7 0 0 · M ia m i B e a c h , F I o r id a 3 3 1 3 9 - 3 1 6 4
Tel e p h o n e : ( 3 0 5 ) 6 9 5 - 5 6 0 0 · F a x : ( 3 0 5 ) 6 9 5 - 5 6 0 1

Schedule I
CGCMT 2014-GC21
Citigroup Commercial Mortgage Securities Inc., Commercial Mortgage Pass-Through Certificates, Series 2014-
GC21
Citigroup Commercial Mortgage Securities Inc.
390 Greenwich Street, 5th Floor
New York NY 10013
Paul Vanderslice
Citigroup Commercial Mortgage Securities Inc.
388 Greenwich Street, 19th Floor
New York NY 10013
Richard Simpson
Citigroup Commercial Mortgage Securities Inc.
388 Greenwich Street, 17th Floor
New York NY 10013
Ryan M. O'Connor
Park Bridge Lender Services LLC
Att: CGCMT 2014-GC21
560 Lexington Avenue, 17th Floor
New York NY 10022
Group
U.S. Bank National Association
Corporation Trust Services
190 South LaSalle Street, 7th Floor
Mail Station: MK-IL-SL7C
Chicago IL 60603
Nick Xeros